SERVICER CERTIFICATION



                                                            February 28, 2007


             Re:     Transactions identified on Exhibit A hereto

                     I, Kendal A. Leeson, a duly elected and acting officer of Wachovia Mortgage Corporation (the "Servicer"), certify pursuant to
Section 6.04 of the Seller's Purchase, Warranties and Servicing Agreement (the "Agreement"),dated as of August 1, 2006, by and between HSBC Bank
USA, National Association. and the Servicer, as modified 3y the applicable Reconstituted Servicing Agreement related to the transactions listed on Exhibit A hereto, with respect to the calendar year immediately preceding the date of this Certificate, as follows:

         1. A review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under my supervision; and

         2. To the best of my knowledge, based on such review, the company has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to me and the nature and status thereof.




                                  WACHOVTA MORTGAGE CORPORATION,
                                  as Servicer

                                  By: /s/ Kendal A. Leeson
                                  ------------------------------
                                  Name: Kendal A. Leeson
                                  Title: Vice President
                                  Date: February 28, 2007





                        Exhibit A - Covered Transactions


HALO 2006-2

                                    Assignment, Assumption and : recognition
                                    Agreement, dated as of December 1, 2006, by and among HSBC Bank USA, National Association, Wachovia Mortgage Corporation (the "Servicer"), CitiMortgage, Inc.,
                                    (the "Master Servicer") and Deutsche
                                    Bank National Trust Company
                                    (the "Trustee") not individually but
                                    solely as trustee for the holders of
                                    HSI Asset Loan Obligation Trust 2006-2.